Exhibit 99.1

EndoChoice Announces Second Quarter 2016 Financial Results
Alpharetta, GA, August 3, 2016 -- EndoChoice Holdings, Inc. (NYSE: GI) announced today financial results for the second quarter 2016.
Highlights

•	Revenue of $19.3 million, up 3.3% year-over-year

•	Pathology revenue up 29% year-over-year, driven by 33% specimen growth

•	Gross margins improve 9% sequentially

•	Launched Generation 3 Fuse® system in May ahead of schedule

•	Lumos™ Adaptive Matrix Imaging received FDA clearance on August 2, 2016

•	Shipped 25 Fuse® Systems

•	Non-cash intangible asset impairment of $12.6 million

•	Updated full year 2016 financial guidance
Mark Gilreath, Founder and Chief Executive Officer of EndoChoice, said: “We remain highly optimistic about the long-term outlook of our business as we continue to provide the most innovative and robust product portfolio to the GI specialist. Our base business of single use products and pathology produced steady growth as well as gross margin improvement driven by a significant volume increase in pathology and new product introductions, particularly among Fuse customers. Second quarter Fuse placements were below our expectations as there was weakness in certain European markets and some domestic customers paused their purchase decisions to evaluate the new Gen 3 product. Our win rates remain strong against market leading competitors and physician feedback on the Gen 3’s new ergonomic design has been incredibly positive. It may take until the end of the third quarter to fully equip our salesforce with the new Gen 3 product, and this delay could impact our Fuse sales in the second half of the year. As a result, we have lowered our full year 2016 guidance, however, we remain confident in our ability to leverage our increasingly tenured sales force and new product launches to achieve our long-term growth objectives”.
Second Quarter 2016 Financial Review
Total revenue for the second quarter 2016 was $19.3 million, compared to $18.6 million in the second quarter 2015, an increase of 3.3%. Second quarter 2016 revenue growth was driven by growth in the pathology business as well as single use products which offset the weaker than expected Fuse® system placements. Second quarter 2016 total revenue consisted of $5.5 million in Imaging, $9.4 million in Single-Use Products, and $4.3 million in Pathology. This compares to second quarter 2015 total revenue, which consisted of $6.1 million in Imaging, $9.2 million in Single-Use Products, and $3.4 million in Pathology.
During the second quarter 2016, the Company shipped 25 Fuse systems, including 15 domestically, 7 to international end-users, and 3 international demo units. This compares to the shipment of 27 Fuse systems in the second quarter 2015, including 15 domestic, 10 to international end-users, and 2 international demo units.
Gross profit was $6.4 million, or 33.4% of revenue, for the second quarter 2016, compared to gross profit of $6.5 million, or 35.0% of revenue, for the second quarter 2015. Second quarter 2016 gross margin was negatively impacted by a $0.5 million obsolescence charge for older versions of Fuse parts which will no longer be used in the Gen 3 Fuse system.
During the second quarter of 2016 and as a result of revised estimates of future performance, an analysis was performed on the recoverability of the intangible assets arising from the 2013 acquisitions of Peer Medical Ltd and RMS Endoskopie-Technik Stephan

Exhibit 99.1

Wieth e.K, which created the current Fuse® imaging business. Based on this assessment, the financial results for the quarter ended June 30, 2016 include a pre-tax impairment charge of $12.6 million, resulting in full impairment of the intangible assets remaining net book value as of June 30, 2016.
Operating expenses for the second quarter 2016 were $33.1 million, which includes the $12.6 million of intangible asset impairment. Net of the impairment charge, operating expenses for the second quarter 2016 were $20.5 million, compared to $21.4 million for the second quarter 2015. The decrease was driven by lower general and administrative and research and development expenses, partially offset by higher sales and marketing expenses in response to the increase in the number of Territory Managers and Account Managers in our domestic sales force.
Net loss for the second quarter 2016 was $24.7 million, or ($.99) per share, compared to a net loss of $19.5 million for the second quarter 2015, or ($1.01) per share. Weighted average basic and diluted shares outstanding were 25.0 million for the second quarter 2016.
On a non-GAAP basis, the Company reported an Adjusted EBITDA loss of $10.5 million, or (54.7%) of revenue, for the second quarter 2016, compared to an Adjusted EBITDA loss of $9.6 million, or (51.5%) of revenue, for the second quarter 2015.
Fuse® Generation 3 Launch
On May 19, 2016, EndoChoice announced the full market release of its Generation 3 Full Spectrum Endoscopy® (Fuse®) system. Fuse Generation 3 includes an ergonomically advanced control body, incorporating over 50 system enhancements and a novel Adaptive Matrix Imaging technology called Lumos™ that enables physicians to see more with enhanced clarity.
Financial Guidance
EndoChoice is lowering its financial guidance for the full year 2016:

•	Total revenue in the range of $80.0 million to $82.0 million;

•	Gross margin of 32-33%;

•	Operating expenses, including the impairment charge, in the range of $91.0 million to $92.5 million;

•
Net loss after the $12.6 million of impairment charges, in the range of ($65.0) million to ($66.5) million, or to ($2.59) to ($2.65) per share, assuming 25,100,000 weighted average shares outstanding for the year;

•	Adjusted EBITDA loss in the range of ($38.0) million to ($39.5) million; and

•	Free Cash Flow in the range of ($43.0) million to ($45.0) million and capital expenditures of $7.0 million.
Additional information regarding EndoChoice's results can be found by visiting the Investor Relations section of EndoChoice's website at http://investor.endochoice.com.
Conference Call
EndoChoice will hold a conference call on Wednesday, August 3, 2016 at 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 328-5344 for domestic callers and (412) 317-5469 for international callers. A live webcast of the conference call will be available on the investor relations section of the Company's website at http://investor.endochoice.com.
A replay of the call will be available starting on August 3, 2016 through August 10, 2016. To access the replay, dial (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, with the replay access code 10083795. The webcast replay will be available in the investor relations section of the Company’s website for 90 days following the completion of the call and a transcript will be posted to the investor relations website.

Exhibit 99.1

Forward-Looking Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including, among other things, statements about our operations and financial performance. Examples of forward-looking statements include, but are not limited to, our projected total revenue, gross margin, operating expense, net loss, Adjusted EBITDA and cash flow for the full year 2016.
Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this press release. Factors that could affect these statements include, but are not limited to, our ability to achieve or sustain profitability; general economic, market, or business conditions; the opportunities that may be presented to and pursued by the Company; conditions in the medical technology industry; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the ability to successfully commercialize our products, including Fuse®; competition from new or existing competitors; and other risks described from time to time in EndoChoice's filings with the Securities and Exchange Commission ("SEC") (including our Form 10-K for the year ended December 31, 2015 and the prospectus filed by EndoChoice with the SEC on June 5, 2015). The discussion of these risks is specifically incorporated by reference into this press release.
Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Except as required by law, we disclaim any obligation to update any forward-looking statements for any reason after the date of this press release.
Use of Non-GAAP Financial Measures
The Company has supplemented its GAAP net loss with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of EndoChoice, and provides an additional meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the GAAP net loss to EBITDA and Adjusted EBITDA is provided in the schedule below.
There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with EndoChoice's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.

Exhibit 99.1

About EndoChoice:
Based near Atlanta, EndoChoice (NYSE: GI) is a medtech company focused on the manufacturing and commercialization of platform technologies including endoscopic imaging systems, devices and infection control products and pathology services for specialists treating a wide range of gastrointestinal conditions, including colon cancer. EndoChoice leverages its direct sales organization to serve more than 2,500 customers in the United States and works with distribution partners in 30 countries. The Company was founded in 2008 and has rapidly developed a broad and innovative product portfolio, which includes the Full Spectrum Endoscopy System (Fuse®). EndoChoice, Fuse, and Full Spectrum Endoscopy are registered trademarks of EndoChoice Holdings, Inc.
Company Contact:
David Gill, President & Chief Financial Officer
david.gill@endochoice.com
678-585-1040
Investor Contacts:
Nick Laudico or Zack Kubow
The Ruth Group
646-536-7030 / 7020
nlaudico@theruthgroup.com;
zkubow@theruthgroup.com

Exhibit 99.1

EndoChoice Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

in thousands (except share and per share data)	June 30, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$14,458	$34,033
Short-term marketable securities(1)	42,488	33,872
Receivables, net	10,706	9,880
Inventories	15,773	17,473
Prepaid expenses and other current assets	3,240	3,108
Total current assets	86,665	98,366
Long-term marketable securities(1)	—	19,748
Property and equipment, net	12,613	11,523
Intangible assets, net	—	13,819
Goodwill	20,323	20,105
Deferred income taxes	354	—
Deposits and other long-term assets	768	777
Total assets	$120,723	$164,338
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$5,956	$8,434
Accrued expenses and other current liabilities	8,551	9,203
Current portion of deferred rent	128	85
Deferred revenue	768	812
Total current liabilities	15,403	18,534
Long-term debt, net of discount	42,696	42,643
Deferred rent, less current portion	733	761
Deferred income taxes	—	2,493
Other long-term liabilities	806	614
Total liabilities	59,638	65,045
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 25,173,551 shares issued and outstanding at June 30, 2016; 24,886,516 shares issued and outstanding at December 31, 2015	26	26
Additional paid-in capital	260,493	257,384
Accumulated deficit	(198,296)	(156,549)
Accumulated other comprehensive loss	(1,138)	(1,568)
Total stockholders’ equity	61,085	99,293
Total liabilities and stockholders’ equity	$120,723	$164,338
(1) Marketable securities are comprised of U.S. Treasury, U.S. government agency, commercial paper, and investment-grade corporate debt securities. Short-term marketable securities have a remaining maturity of less than one year, and long-term marketable securities have a remaining maturity of less than two years.

Exhibit 99.1

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands (except share and per share data)	2016	2015	2016	2015
Revenues:
GI equipment and supplies	$14,930	$15,285	$29,344	$29,080
GI pathology services	4,322	3,357	8,370	6,310
Net revenues	19,252	18,642	37,714	35,390
Cost of revenues:
GI equipment and supplies	11,233	10,952	23,630	20,978
GI pathology services	1,570	1,157	3,106	2,300
Cost of revenues	12,803	12,109	26,736	23,278
Gross profit	6,449	6,533	10,978	12,112
Operating expenses:
Research and development	4,971	5,166	8,994	9,849
Sales and marketing	8,670	7,557	18,279	15,800
General and administrative	6,196	7,944	12,520	12,361
Amortization of intangible assets	699	690	1,381	1,377
Impairment of intangible assets	12,589	—	12,589	—
Operating expenses	33,125	21,357	53,763	39,387
Operating loss	(26,676)	(14,824)	(42,785)	(27,275)
Other income (expense):
Other income (expense)	130	(598)	294	(1,631)
Interest expense	(1,150)	(1,503)	(2,297)	(3,094)
Loss on early retirement of debt	—	(2,282)	—	(2,282)
Total other expense	(1,020)	(4,383)	(2,003)	(7,007)
Net loss before income taxes	(27,696)	(19,207)	(44,788)	(34,282)
Income tax benefit (expense)	3,011	(280)	3,041	(479)
Net loss	(24,685)	(19,487)	(41,747)	(34,761)
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,081)	1,796	301	1,056
Change in fair value of available-for-sale securities	14	—	129	—
Other comprehensive income (loss)	(1,067)	1,796	430	1,056
Comprehensive loss	$(25,752)	$(17,691)	$(41,317)	$(33,705)
Net loss per share attributable to common stockholders, basic and diluted	$(0.99)	$(1.01)	$(1.67)	$(2.01)
Weighted-average shares of common stock used to compute net loss per share attributable to common stockholders, basic and diluted	25,030,906	19,300,197	24,993,954	17,320,472

Exhibit 99.1

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
in thousands	2016	2015
Cash flows from operating activities:
Net loss	$(41,747)	$(34,761)
Adjustments to reconcile net loss to net cash used in operations:
Impairment of intangible assets	12,589	—
Depreciation and amortization	4,501	4,027
Stock-based compensation	2,590	3,501
Loss on disposal of property and equipment	30	227
Non-cash interest expense and discount amortization	189	475
Amortization of premium on marketable securities, net	336	—
Change in fair value of warrant liability	—	435
Provision for doubtful accounts	705	588
Unrealized foreign currency (gain) loss	(288)	952
Deferred income tax (benefit) expense	(2,989)	176
Loss on early retirement of debt	—	2,282
Loss on impairment of property and equipment	423	912
Changes in certain working capital components and other assets and liabilities:
Accounts receivable	(1,473)	(467)
Inventories	1,964	875
Prepaid expenses and other current assets	(110)	(432)
Other assets	163	299
Accounts payable, accrued expenses, and other liabilities	(3,261)	2,350
Net cash used in operations	(26,378)	(18,561)
Cash flows from investing activities:
Capital expenditures	(4,604)	(2,555)
Proceeds from maturities of marketable securities	10,925	—
Net cash provided by (used in) investing activities	6,321	(2,555)
Cash flows from financing activities:
Proceeds from term loan	—	43,000
Principal payments on term loan	—	(40,000)
Prepayment and end of term fees for early retirement of debt	—	(2,306)
Payments for debt financing fees	—	(417)
Payments of contingent consideration	(50)	—
Proceeds from issuance of member units, net	—	31,000
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	94,460
Proceeds from issuance of common stock under ESPP	486	—
Proceeds from option exercises	28	71
Net cash provided by financing activities	464	125,808
Effect of exchange rate changes on cash and cash equivalents	18	6
Net (decrease) increase in cash and cash equivalents	(19,575)	104,698
Cash and cash equivalents, beginning of period	34,033	13,761
Cash and cash equivalents, end of period	$14,458	$118,459
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,096	$2,824
Income taxes	$35	$6

Exhibit 99.1

EndoChoice Holdings, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands	2016	2015	2016	2015
Net loss	$(24,685)	$(19,487)	$(41,747)	$(34,761)
Adjustments to net loss:
Interest expense	1,150	1,503	2,297	3,094
Income tax (benefit) expense	(3,011)	280	(3,041)	479
Impairment of property and equipment	—	—	423	912
Impairment of intangible assets	12,589	—	12,589	—
Depreciation and amortization	2,168	1,926	4,501	4,027
EBITDA(1)	$(11,789)	$(15,778)	$(24,978)	$(26,249)
Stock-based compensation expense	1,253	3,496	2,590	3,501
Warrant liability mark-to-market adjustment	—	407	—	435
Loss on early retirement of debt	—	2,282	—	2,282
Adjusted EBITDA(2)	$(10,536)	$(9,593)	$(22,388)	$(20,031)
(1) We define EBITDA as net loss plus interest expense, income tax expense, impairment of property and equipment, impairment of intangibles, and depreciation and amortization.
(2) We define adjusted EBITDA as net loss plus interest expense, income tax expense, impairment of property and equipment, impairment of intangibles, depreciation and amortization, stock-based compensation expense, warrant liability mark-to-market adjustments, and loss on early retirement of debt.